Exhibit 6(ii) under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K

                               Amendment No. 1 to

                                    Exhibit A



                        PORTFOLIOS OF TOWER MUTUAL FUNDS

    Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

Name                                            Date

Tower Capital Appreciation Fund                       October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower Cash Reserve Fund                               October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

                               Amendment No. 2 to

                                    Exhibit A



                        PORTFOLIOS OF TOWER MUTUAL FUNDS

    Tower Mutual Funds (the "Trust") consists of the following portfolios (the "Funds") effective as of the dates set forth below:

Name                                                        Date

Tower Capital Appreciation Fund                       October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower Cash Reserve Fund                               October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

Tower U.S. Treasury Money Market Fund                 June 01, 1993

                               Amendment No. 3 to

                                Exhibit A of the
                Administrative Support and Distributor's Contract


                               TOWER MUTUAL FUNDS


      Tower Mutual Funds consists of the following, effective as of the dates set forth below:

Tower Capital Appreciation Fund - Class A Shares*     October 14, 1988

Tower Capital Appreciation Fund - Class B Shares      November 28, 1996

Tower Cash Reseerve Fund                              October 14, 1988

Tower Louisiana Municipal Income Fund                 October 14, 1988

Tower U.S. Government Income Fund                     October 14, 1988

Tower Total Return Bond Fund                          September 15, 1992

Tower U.S. Treasury Money Market Fund                 June 1, 1993



*Existing shares were redesignated as Class A Shares on September 11, 1996

                                  Amendment #4
                                  to Exhibit A
                                       to
                Administrative Support and Distributor's Contract


                               TOWER MUTUAL FUNDS
                            Tower Cash Reserves Fund
                                 Class A Shares
                            Tower Mid-Cap Equity Fund
                                 Class A Shares
In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.25 of 1% of the average aggregate net asset value of the above-named fund or class held during the month.


                             Tower Cash Reserve Fund
                                 Class B Shares
                            Tower Mid-Cap Equity Fund
                                 Class B Shares

In compensation for the services provided pursuant to this Agreement, FSC will be paid a monthly fee computed at an annual rate of 0.75 of 1% of the average aggregate net asset value of the above-named class of shares held during the month.

Dated:  March 10, 1998